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As filed with the Securities and Exchange Commission on April 21, 2016

Registration No. 333-210698

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

JACK COOPER HOLDINGS CORP.
SEE TABLE OF ADDITIONAL REGISTRANTS ON FOLLOWING PAGE
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	4213 (Primary Standard Industrial Classification Code Number)	26-4822446 Employer Identification Number)

1100 Walnut Street, Suite 2400
Kansas City, Missouri 64106
(866) 983-4000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Michael S. Testman
Chief Financial Officer
1100 Walnut Street, Suite 2400
Kansas City, Missouri 64106
(866) 983-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Elizabeth Noe
Paul Hastings LLP
1170 Peachtree St., Suite 100
Atlanta, GA 30309
(404) 815-2287

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after the effective date of this registration statement.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

         If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

         Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

         Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

 TABLE OF ADDITIONAL REGISTRANTS

Exact name of Registrant as specified in its Charter*	State or other Jurisdiction of Incorporation or Organization	I.R.S. Employee Identification Number
Jack Cooper Specialized Transport, Inc.	Delaware	45-3178881
Auto Export Shipping, Inc.	New Jersey	22-3641346
Axis Logistic Services, Inc.	Delaware	46-4212904
Jack Cooper CT Services, Inc.	Delaware	46-4213523
Jack Cooper Rail and Shuttle, Inc.	Delaware	46-4217801
Auto Handling Corporation	Delaware	73-0934011
Jack Cooper Logistics, LLC	Delaware	27-4023433
Jack Cooper Transport Company, Inc.	Delaware	73-0493030
Pacific Motor Trucking Company	Missouri	73-1327203
CarPilot, Inc.	Delaware	32-0493033

*
The address of the principal executive offices of all of the registrants is 1100 Walnut Street, Suite 2400, Kansas City, Missouri 64106.

 EXPLANATORY NOTE

        This Amendment No. 3 to the Registration Statement on Form S-4 of Jack Cooper Holdings Corp. (File No. 333-210698) is being filed solely (i) for the purpose of reflecting one additional subsidiary guarantor as an additional registrant in the SEC's EDGAR system and (ii) to include updated Exhibits 3.21, 3.22, 5.1.1 and 21.1 of the Registration Statement. Accordingly, this Amendment No. 3 consists only of the facing page, this explanatory note, Part II to the Registration Statement and Exhibits 3.21, 3.22, 5.1.1 and 21.1. No changes are being made to Part I of the Registration Statement by this filing, and therefore it has been omitted.

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

        The following summary is qualified in its entirety by reference to the complete text of the statutes referred to below and the certificates and articles of incorporation or organization, certificates of formation, bylaws and operating agreements, each as amended, and any other contractual agreements referred to below in reference to Jack Cooper Holdings Corp. and the additional registrants.

Jack Cooper Holdings Corp.

        We are incorporated under the laws of the State of Delaware. Our certificate of incorporation provides that, except to the extent prohibited by the Delaware General Corporation Law, as amended, or the DGCL, our directors shall not be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as directors of the company. Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for breaches of the director's fiduciary duty of care, provided that this provision shall not eliminate or limit the liability of a director: (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) arising under Section 174 of the DGCL, which provides for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions or (4) for any transaction from which the director derived an improper personal benefit. In appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available. This provision also does not affect the directors' responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

        Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase and maintain insurance with respect to liability incurred by or arising out of their capacity or status as directors and officers, whether or not the corporation could indemnify such person against liability under section 145 (subject to certain limitations). The DGCL further provides that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, vote of stockholders, or otherwise.

        Our certificate of incorporation eliminates the personal liability of directors to the fullest extent permitted by the DGCL and provides that we shall indemnify to the fullest extent permitted by law any person made or threatened to be made party to an action or proceeding by reason of the fact that he is a director or officer of the Company or serves any other enterprise as a director, officer or agent at the request of the Company, provided, however, that, except for proceedings to enforce rights to indemnification, we are not obligated to indemnify any officer in connection with a proceeding initiated by such person unless such proceeding was authorized or consented to by the board of directors. The right to indemnification is a contract right and includes the right to be paid by the Company advanced expenses as allowed by applicable law.

        Article VIII of our bylaws also provides for the indemnification of the directors and officers to the fullest extent permitted by DGCL. Such indemnification extends to each person, heir, executor or administrator of such person, who was or is a party, threatened to be made a party to, or involved in any threatened, pending, or completed action, suit or proceeding, including civil, criminal, administrative or investigative, by reason that such person is or was a director, officer or employee of the Company, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. Such indemnification is a contract right that includes the right to be paid by the Company expenses, including attorney fees, incurred in connection with any such suit or proceeding in advance of its final disposition to the fullest extent permitted by law. Further, we may, to the extent authorized by the board of directors, grant rights to indemnification and to the advancement of expenses to any agent of the company to the fullest extent of the provisions of our bylaws.

        We maintain liability insurance for our officers and directors. Further, we have entered into indemnity agreements with each of our current directors and certain of our officers to give these directors and officers additional contractual assurances regarding the scope of the indemnification set forth in our certificate of incorporation and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under our certificate of incorporation or our bylaws, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Subsidiary Guarantors

Delaware Corporations

        Jack Cooper Transport Company, Inc., Auto Handling Corporation, Jack Cooper Specialized Transport, Inc., Axis Logistic Services, Inc., Jack Cooper CT Services, Inc. and Jack Cooper Rail and Shuttle, Inc. are Delaware corporations. The indemnification provisions of the DGCL described in "—Jack Cooper Holdings Corp." above also apply to the directors and officers of these companies.

  Jack Cooper Transport Company, Inc.

        The articles of incorporation of Jack Cooper Transport Company, Inc., as amended, provide that no director shall be liable to the company or its stockholders for any breach of a fiduciary duty as a director, except that the director may be liable for any of the following: (i) any breach of the director's duty of loyalty to the company or its stockholders, (ii) any act or omission not in good faith or which involved intentional misconduct or knowing violation of law, (iii) any act pursuant to Section 174 of the DGCL regarding unlawful payments of dividends, or (iv) any transaction from which the director derived a personal benefit.

        The amended and restated bylaws of Jack Cooper Transport Company, Inc. contain substantially similar indemnification provisions as the bylaws of Jack Cooper Holdings Corp. described above.

  Auto Handling Corporation

        The articles of incorporation of Auto Handling Corporation provide that the company shall indemnify any and all of its officers or directors or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action in which they are made a party to by reason of being directors or officers of the company or of such other companies, except in relation to matters as to which any such director or officer shall be adjudged to be liable for negligence or misconduct in the performance of duty.

        The amended and restated bylaws of Auto Handling Corporation contain substantially similar indemnification provisions as the bylaws of Jack Cooper Holdings Corp. described above.

  Jack Cooper Specialized Transport, Inc.

        The certificate of incorporation of Jack Cooper Specialized Transport, Inc. provides substantially similar indemnification provisions as the articles of incorporation of Jack Cooper Holdings Corp. described above. The certificate of incorporation also eliminates the personal liability of directors to the fullest extent permitted by the DGCL.

        The bylaws of Jack Cooper Specialized Transport, Inc. contain substantially similar indemnification provisions as the bylaws of Jack Cooper Holdings Corp. described above.

  Axis Logistics Services, Inc.

        The articles of incorporation of Axis Logistics Services, Inc. contain substantially similar indemnification provisions as the articles of incorporation of Jack Cooper Holdings Corp. described above. The articles also eliminate the personal liability of directors to the fullest extent permitted by the DGCL.

        The bylaws of Axis Logistic Services, Inc. contain substantially similar indemnification provisions as the bylaws of Jack Cooper Holdings Corp. described above.

  Jack Cooper CT Services, Inc.

        The articles of incorporation of Jack Cooper CT Services, Inc. contain substantially similar indemnification provisions as the articles of incorporation of Jack Cooper Holdings Corp. described above. The articles also eliminate the personal liability of directors to the fullest extent permitted by the DGCL.

        The bylaws of Jack Cooper CT Services, Inc. contain substantially similar indemnification provisions as the bylaws of Jack Cooper Holdings Corp. described above.

  Jack Cooper Rail and Shuttle, Inc.

        The articles of incorporation of Jack Cooper Rail and Shuttle, Inc. contain substantially similar indemnification provisions as the articles of incorporation of Jack Cooper Holdings Corp. described above. The articles also eliminate the personal liability of directors to the fullest extent permitted by the DGCL.

        The bylaws of Jack Cooper Rail and Shuttle, Inc. contain substantially similar indemnification provisions as the bylaws of Jack Cooper Holdings Corp. described above.

  CarPilot, Inc.

        The articles of incorporation of CarPilot, Inc. contain substantially similar indemnification provisions as the articles of incorporation of Jack Cooper Holdings Corp. described above. The articles also eliminate the personal liability of directors to the fullest extent permitted by the DGCL.

        The bylaws of CarPilot, Inc. contain substantially similar indemnification provisions as the bylaws of Jack Cooper Holdings Corp. described above.

Delaware Limited Liability Company

        Jack Cooper Logistics LLC is a Delaware limited liability company.

        Section 18-108 of the Delaware Limited Liability Company Act, or the Act, provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

        The operating agreement of Jack Cooper Logistics LLC provides that no director or officer shall be obligated personally for any debt, obligation or liability of the company or of any member solely by reason of being or acting as director or officer of the company. No director or officer shall be personally liable to the company or its members (a) for acting in good faith reliance on the provisions of the operating agreement; (b) for acting in good faith and in a manner the director or officer reasonably believed to be in or not opposed to the best interests of the company; or (c) for breach of any fiduciary or other duty that does not involve acts or omissions not in good faith or which does not involve gross negligence or intentional misconduct.

        Article VII of the operating agreement also provides that the company shall indemnify, to the fullest extent permitted by the Act, any person who is a party or threatened to be made a party to a proceeding (other than by or in the right of the company) by reason of the fact that he is or was a director or officer of the company, or is serving at the request of the company as a director or officer of another enterprise, against expenses paid in settlement incurred by such person in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        In the event of a proceeding by or in the right of the company to procure a judgment in its favor, the company will indemnify any person party to such proceeding by reason of the fact that he is or was a director or officer of the company if he acted in good faith and in a manner he reasonably believed to be in the best interests of the company. However, no indemnification shall be made in respect of any claim or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of his duty to the company unless, and only to the extent that, the court in which such action or suit is brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

        The operating agreement also provides that expenses incurred in defending a proceeding will be paid by the company in advance of the final disposition of such proceeding and, in the case of advancement for expenses incurred in defending a civil or criminal action, suit or proceeding by or in the right of the company to procure a judgment in its favor, only as authorized by the board and upon receipt of an undertaking.

Missouri Corporation

        Pacific Motor Trucking Company is a Missouri corporation. Sections 351.355 (1) and (2) of the Missouri General Business and Corporation Law, or the MGBCL, provide that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually or reasonably incurred by him in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        Notwithstanding the foregoing, in the case of an action or suit by or in the right of the corporation, no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses which the court shall deem proper.

        The articles of incorporation of Pacific Motor Trucking Company are silent on the issue of indemnification.

        The bylaws of Pacific Motor Trucking Company provide that the corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative, other than in the action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee, agent of the corporation or voting trustee against expenses actually and reasonably incurred by such person in connection with such action or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

        The corporation may also indemnify any person who was or is a party or is threatened to be made a party to a proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is a director, officer, employee or agent of the corporation if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. To the extent that a director, officer, employee or agent has been successful on the merits or otherwise in the defense of any proceeding described above, such person shall be indemnified against expenses reasonably incurred by such person in connection with such proceeding. Any indemnification, unless ordered by the court, shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification is proper in the circumstances. Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding or (ii) if such quorum is not obtainable or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (iii) by the shareholders. Expenses incurred in defending a proceeding may be paid by the corporation in advance of the final disposition of such proceeding as authorized by the board of directors upon receipt of an undertaking by or behalf of the director, officer, employee or agent to repay such amount unless it is ultimately determine that such person is entitled to be indemnified by the corporation.

New Jersey Corporation

        Auto Export Shipping, Inc. is incorporated under the laws of New Jersey. Section 14A:3-5 of the New Jersey Business Corporation Act authorizes a corporation to indemnify a corporate agent against expenses and liability in connection with any proceeding involving the corporate agent by reason of him being or having been a corporate agent, if such corporate agent (i) acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe such corporate agent's conduct was unlawful. Corporate agent means any person who is or was a director, officer, employee or agent of the indemnifying corporation or of any constituent corporation absorbed by the indemnifying corporation in a consolidation or merger and any such person who is serving as such at the request of the indemnifying corporation. Expenses incurred by a corporate agent in connection with a proceeding may be paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors upon receipt of an undertaking by or on behalf of the corporate agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified.

The articles of incorporation of Auto Export Shipping, Inc. do not contain provisions for indemnification.

        The amended and restated bylaws of Auto Export Shipping, Inc. provide that each director and officer of the corporation is entitled to indemnification of his expenses incurred or suffered in connection with a proceeding by reason of the fact that he is a director or officer of the corporation to the fullest extent authorized by the New Jersey Business Corporation Act, provided, however, that the corporation shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized or consented to by the board of directors. The right to indemnification is a contract right and includes the right to be paid by the corporation the expenses incurred in defending or otherwise participating in any such proceeding in advance of its final disposition, subject to the New Jersey Business Corporation Act.

Item 21.    Exhibits and Financial Statement Schedules.

  (b)
  Exhibits.

Exhibit Number		Title
2.1	*	Agreement and Plan of Merger, by and among Jack Cooper Holdings Corp., Jack Cooper Enterprises, Inc. and JCHC Merger Sub, Inc., dated June 5, 2014

3.1.1	*	Certificate of Incorporation of Jack Cooper Holdings Corp., dated November 24, 2010

3.1.2	*	Certificate of Amendment to Certificate of Incorporation of Jack Cooper Holdings Corp., dated December 7, 2010

3.1.3	*	Certificate of Elimination of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and Series E Preferred Stock of Jack Cooper Holdings Corp., dated May 9, 2014

3.1.4	*	Certificate of Merger of JCHC Merger Sub, Inc. with and into Jack Cooper Holdings Corp., dated June 5, 2014

3.2	*	Bylaws of Jack Cooper Holdings Corp., dated November 29, 2010

3.3.1	*	Certificate of Incorporation of Auto Handling Corporation (f/k/a LRD, Inc.), filed with the Secretary of State of the State of Delaware on January 24, 1972

3.3.2	*	Certificate of Amendment of Certification of Incorporation of Auto Handling Corporation (f/k/a LRD, Inc.), filed with the Secretary of State of the State of Delaware on January 17, 1979

3.3.3	*	Certificate of Amendment of Certification of Incorporation of Auto Handling Corporation, filed with the Secretary of State of the State of Delaware on December 24, 1986

3.4	*	Amended and Restated Bylaws of Auto Handling Corporation, dated December 15, 2009

3.5	*	Certificate of Incorporation of Auto Export Shipping, Inc., filed with the New Jersey Department of the Treasury on March 10, 1999

3.6	*	Amended and Restated Bylaws of Auto Export Shipping, Inc.

3.7	*	Certificate of Incorporation of Axis Logistic Services, Inc., dated November 18, 2013

3.8	*	Bylaws of Axis Logistic Services, Inc., dated November 18, 2013

3.9	*	Certificate of Incorporation of Jack Cooper CT Services, Inc., dated November 18, 2013

3.10	*	Bylaws of Jack Cooper CT Services, Inc., dated November 18, 2015

3.11	*	Certificate of Formation of Jack Cooper Logistics, LLC, dated November 9, 2010

3.12	*	Amended and Restated Limited Liability Company Agreement of Jack Cooper Logistics, LLC, effective March 1, 2011

3.13	*	Certificate of Incorporation of Jack Cooper Specialized Transport, Inc., dated August 31, 2011

3.14	*	Bylaws of Jack Cooper Specialized Transport, Inc.

3.15	*	Certificate of Incorporation of Jack Cooper Rail and Shuttle, Inc., dated November 18, 2013

3.16	*	Bylaws of Jack Cooper Rail and Shuttle, Inc., dated November 18, 2013

3.17.1	*	Certificate of Incorporation of Jack Cooper Transport Company, Inc. (f/k/a United Transports, Inc.), dated January 26, 1939

Exhibit Number		Title
3.17.2	*	Certificate of Amendment of Certificate of Incorporation of Jack Cooper Transport Company, Inc. (f/k/a United Transports, Inc.), filed with the Secretary of State of the State of Delaware on July 19, 1941

3.17.3	*	Certificate of Amendment of Certificate of Incorporation of Jack Cooper Transport Company, Inc. (f/k/a United Transports, Inc.), filed with the Secretary of State of the State of Delaware on August 8, 1941

3.17.4	*	Second Certificate of Amendment of Certificate of Incorporation of Jack Cooper Transport Company, Inc. (f/k/a United Transports, Inc.), filed with the Secretary of State of the State of Delaware on October 22, 1957

3.17.5	*	Certificate of Merger of Jack Cooper Transport Company, Inc. Into United Transports, Inc., filed with the Secretary of State of the State of Delaware on November 30, 1984

3.17.6	*	Certificate of Amendment of Certificate of Incorporation of Jack Cooper Transport Company, Inc., filed with the Secretary of State of the State of Delaware on December 23, 1985

3.17.7	*	Certificate of Amendment of Certificate of Incorporation of Jack Cooper Transport Company, Inc., filed with the Secretary of State of the State of Delaware on December 24, 1986

3.17.8	*	Certificate of Amendment of Certificate of Incorporation of Jack Cooper Transport Company, Inc., filed with the Secretary of State of the State of Delaware on April 28, 1998

3.18	*	Amended and Restated Bylaws of Jack Cooper Transport Company, Inc., dated September 1, 2014

3.19.1	*	Articles of Incorporation of Pacific Motor Trucking Company (f/k/a Nu-PMT, Inc.), dated July 20, 1988

3.19.2	*	Certificate of Amendment of Articles of Incorporation of Pacific Motor Trucking Company, dated September 26, 1988

3.20	*	Bylaws of Pacific Motor Trucking Company (f/k/a NU-PMT, Inc.)

3.21		Certificate of Incorporation of CarPilot, Inc., filed with the Secretary of the State of Delaware on April 8, 2016

3.22		Bylaws of CarPilot, Inc.

4.1.1	*	Indenture as to 9.25% Senior Secured Notes due 2020 by and among the Company, the Guarantors listed therein and U.S. Bank National Association, as Trustee and collateral agent (including form of Global Note), dated June 18, 2013

4.1.2	*	Supplemental Indenture in Respect of Guarantee to 9.25% Senior Secured Notes due 2020, by and among Axis Logistic Services, Inc., Jack Cooper Rail and Shuttle, Inc., Jack Cooper CT Services, Inc. and U.S. Bank National Association, as Trustee and collateral agent, dated December 13, 2013

4.1.3	*	Second Supplemental Indenture by and among Jack Cooper Holdings Corp., the Guarantors named therein and U.S. Bank National Association, dated January 7, 2014

4.2.1	*	Registration Rights Agreement as to 9.25% Senior Secured Notes due 202, by and among Jack Cooper Holdings Corp., the subsidiary guarantors named therein, Wells Fargo Securities, LLC and Barclays Capital Inc., dated June 18, 2013

4.2.2	*	Joinder to the Registration Rights Agreement as to 9.25% Senior Secured Notes Due 2020, by and among Jack Cooper Holdings Corp., the subsidiary guarantors named therein, Wells Fargo Securities, LLC and Barclays Capital Inc., dated December 13, 2013

Exhibit Number		Title
4.3	*	First Supplemental Indenture by and among Jack Cooper Holdings Corp., the Guarantors listed therein and U.S. Bank National Association, as Trustee and Collateral Agent, dated December 27, 2013

4.4.1	*	Registration Rights Agreement by and among Jack Cooper Holdings Corp., Wells Fargo Securities, LLC and Barclays Capital Inc., dated November 7, 2013

4.4.2	*	Joinder No. 1 to the Registration Rights Agreement dated November 7, 2013 by and among Jack Cooper Holdings Corp., Wells Fargo Securities, LLC and Barclays Capital Inc., dated December 13, 2013

5.1	*	Opinion of Paul Hastings LLP

5.1.1		Opinion of Paul Hastings LLP, dated April 21, 2016

5.2	*	Opinion of Gibbons P.C.

5.3	*	Opinion of Warten, Fisher, Lee and Brown, LLC

10.1.1	*	Amended and Restated Credit Agreement by and among Jack Cooper Holdings Corp., the borrowers named therein, the lenders named therein, and Wells Fargo Capital Finance, LLC as the agent, dated June 18, 2013

10.1.2	*	Amendment Number One to Credit Agreement, by and among Jack Cooper Holdings Corp., the borrowers named therein, the lenders named therein, and Wells Fargo Capital Finance, LLC as the agent, dated August 6, 2013

10.1.3	*	Amendment Number Two to Credit Agreement, by and among Jack Cooper Holdings Corp., the borrowers named therein, the lenders named therein, and Wells Fargo Capital Finance, LLC as the agent, dated September 6, 2013

10.1.4	*	Amendment Number Three to Amended and Restated Credit Agreement and Amendment Number One to Amended and Restated Security Agreement, dated April 2, 2015 by and among Jack Cooper Holdings Corp. and certain of its Subsidiaries, the Lenders party thereto, and Wells Fargo Capital Finance, LLC, dated April 2, 2015

10.1.5	*	Joinder and Consent Agreement, by and among the lenders named therein, the new borrowers named therein, Jack Cooper Holdings Corp. and the subsidiaries thereof named therein, and Wells Fargo Capital Finance, LLC as the agent for the lenders, dated December 23, 2013

10.2.1	*	Security Agreement, by and among Jack Cooper Holdings Corp., the grantors named therein and U.S. Bank National Association, as collateral agent, dated June 18, 2013

10.2.2	*	Joinder to that certain Security Agreement dated as of June 18, 2013, by and among each of the parties therein and those additional entities that thereafter become parties thereto and U.S. Bank National Association, as collateral agent, dated December 13, 2013

10.3.1	*	Amended and Restated Security Agreement, by and between the grantors identified therein and Wells Fargo Capital Finance, LLC, as agent for the Lender Group and Bank Product Providers, dated June 18, 2013

10.3.2	*	Joinder to Amended and Restated Security Agreement, by and between the grantors identified therein and Wells Fargo Capital Finance, LLC, as agent for the Lender Group and Bank Product Providers, dated December 13, 2013

10.4.1	*	Trademark Security Agreement, by and among Jack Cooper Holdings Corp., the grantors named therein, and U.S. Bank National Association, as collateral agent, dated June 18, 2013

10.4.2	*	Trademark Security Agreement, by and among the grantors listed therein and U.S. Bank National Association, as collateral agent, dated December 27, 2013

Exhibit Number		Title
10.5.1	*	Trademark Security Agreement by and among the grantors listed therein and Wells Fargo Capital Finance, LLC, as agent for the Lender Group and Bank Product Providers, dated November 29, 2010

10.5.2	*	Trademark Security Agreement by and among the grantors listed therein and Wells Fargo Capital Finance, LLC, as agent for the Lender Group and Bank Product Providers, dated December 27, 2013

10.6.1	*	Copyright Security Agreement, by and among Jack Cooper Holdings Corp., the grantors named therein, and U.S. Bank National Association, as collateral agent, dated June 18, 2013

10.6.2	*	Copyright Security Agreement, by and among Jack Cooper Holdings Corp., the grantors named therein, and U.S. Bank National Association, as collateral agent, dated December 27, 2013

10.7.1	*	Copyright Security Agreement, by and among Jack Cooper Transport Company, Inc. and Wells Fargo Capital Finance, LLC, as agent for the Lender Group and Bank Product Providers, dated June 18, 2013

10.7.2	*	Copyright Security Agreement, by and among the grantors named therein and Wells Fargo Capital Finance, LLC, dated December 27, 2013

10.8.1	*	Credit Agreement by and among Jack Cooper Holdings Corp., as Borrower, the Lenders party thereto, and MSDC JC Investments, LLC, as Agent, dated March 31, 2015

10.8.2	*	Amendment No. 1 to Credit Agreement by and among Jack Cooper Holdings Corp., the lenders that are signatories thereto and MSDC JC Investments, LLC, as agent, dated December 23, 2015

10.8.3	*	Security Agreement by and between the Grantors listed therein and MSDC JC Investments, LLC, dated April 2, 2015

10.8.4	*	Trademark Security Agreement by and between the Grantors listed therein and MSDC JC Investments, LLC, dated April 2, 2015

10.8.5	*	Copyright Security Agreement by and between the Grantors listed therein and MSDC JC Investments, LLC, dated April 2, 2015

10.8.6	*	Intercompany Subordination Agreement by and among Jack Cooper Holdings Corp. and each of the Obligors listed therein in favor of MSDC JC Investments, LLC, dated April 2, 2015

10.9	†*	Letter Agreement regarding Offer of Continued Employment by and between Jack Cooper Holdings Corp. and T. Michael Riggs, dated December 1, 2014

10.10	†*	Separation, Restrictive Covenants and Consulting Agreement, by and between Jack Cooper Holdings Corp. and Robert Griffin, dated September 29, 2014

10.11	†*	Letter Agreement regarding Offer of Continued Employment by and between Jack Cooper Holdings Corp. and Theo A. Ciupitu, dated November 17, 2014

10.12	†*	Letter Agreement regarding Offer of Continued Employment, by and between Jack Cooper Holdings Corp. and Katie G. Helton, dated January 15, 2015

10.13	†*	Letter Agreement regarding Offer of Continued Employment by and between Jack Cooper Holdings Corp. and Sarah Amico, dated December 1, 2014

10.14	†*	Amended and Restated Indemnification Agreement, by and between Jack Cooper Holdings Corp. and T. Michael Riggs, dated May 19, 2014

Exhibit Number		Title
10.15	*	Amended and Restated Indemnification Agreement, by and between Jack Cooper Holdings Corp. and Michael S. Testman, dated May 19, 2014

10.16	*	Amended and Restated Indemnification Agreement, by and between Jack Cooper Holdings Corp. and Theo A. Ciupitu, dated May 19, 2014

10.17	*	Amended and Restated Indemnification Agreement, by and between Jack Cooper Holdings Corp. and J.J. Schickel, dated May 19, 2014

10.18	*	Amended and Restated Indemnification Agreement, by and between Jack Cooper Holdings Corp. and Kirk Ferguson, dated May 19, 2014

10.19	*	Indemnification Agreement, by and between Jack Cooper Holdings Corp. and Sarah Amico, dated May 19, 2014

10.20	*	Indemnification Agreement, by and between Jack Cooper Holdings Corp. and Samuel L. Torrence, dated May 19, 2014

10.21	*	Indemnification Agreement, by and between Jack Cooper Holdings Corp. and J. Kevin McHugh, dated May 19, 2014

10.22	*	Indemnification Agreement, by and between Jack Cooper Holdings Corp. and James N. Chapman, dated May 19, 2014

10.23	*	Indemnification Agreement, by and between Jack Cooper Holdings Corp. and Edrienne Brandon, dated August 31, 2014

10.24	*	Indemnification Agreement, by and between Jack Cooper Holdings Corp. and Gerry Czarnecki, dated August 31, 2014

12.1	*	Computation of Ratio of Earnings to Fixed Charges

21.1		Subsidiaries of the Company

23.1	*	Consent of KPMG LLP, an independent registered public accounting firm

23.2	*	Consent of Grant Thornton LLP, independent certified public accountants

23.3	*	Consent of Paul Hastings LLP (included in Exhibit 5.1)

23.4	*	Consent of Gibbons P.C. (included in Exhibit 5.2)

23.5	*	Consent of Warten, Fisher, Lee and Brown, LLC (included in Exhibit 5.3)

23.6	*	Consent of Freedonia Custom Research, a division of Marketresearch.com

24.1	*	Power of Attorney (contained on signature page)

25.1	*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee

99.1	*	Form of Letter of Transmittal

99.2	*	Form of Notice of Guaranteed Delivery

*
Previously filed.

†
Denotes management contract or compensatory arrangement.

Item 22.    Undertakings.

        Each of the undersigned co-registrants hereby undertakes:

          (1)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (2)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (3)   To file, during any period during which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (4)   That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (6)   To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (7)   To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

          (8)   That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (9)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: Each of the undersigned co-registrants undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, Missouri on the 21st day of April, 2016.

JACK COOPER HOLDINGS CORP.
By:	/s/ MICHAEL S. TESTMAN Michael S. Testman Chief Financial Officer

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, Missouri, on the 21st day of April, 2016.

SIGNATURE	TITLE(S)	DATE

/s/ T. MICHAEL RIGGS T. Michael Riggs	Chief Executive Officer, President, Treasurer, Assistant Secretary and Director (principal executive officer)	April 21, 2016
/s/ MICHAEL S. TESTMAN Michael S. Testman	Chief Financial Officer and Director (principal financial officer)	April 21, 2016
/s/ KYLE HAULOTTE Kyle Haulotte	Chief Accounting Officer (principal accounting officer)	April 21, 2016
* Kirk Ferguson	Director	April 21, 2016
* J. J. Schickel	Director	April 21, 2016
* Kevin McHugh	Director	April 21, 2016
* Sam Torrence	Director	April 21, 2016
* Sarah Amico	Executive Chairperson and Director	April 21, 2016

SIGNATURE		TITLE(S)	DATE

* James Chapman		Director	April 21, 2016
* Edrienne Brandon		Director	April 21, 2016
* Gerry Czarnecki		Director	April 21, 2016
*By:	/s/ THEO CIUPITU Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, Missouri on the 21st day of April, 2016.

AUTO HANDLING CORPORATION JACK COOPER TRANSPORT COMPANY, INC. PACIFIC MOTOR TRUCKING COMPANY
By:	/s/ MICHAEL S. TESTMAN Michael S. Testman Chief Financial Officer

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, Missouri, on the 21st day of April, 2016.

SIGNATURE		TITLE(S)	DATE

/s/ T. MICHAEL RIGGS T. Michael Riggs		Chairman, Chief Executive Officer, Treasurer, Assistant Secretary and Director (principal executive officer)	April 21, 2016
/s/ MICHAEL S. TESTMAN Michael S. Testman		Chief Financial Officer and Director (principal financial officer)	April 21, 2016
* Sarah Amico		Director	April 21, 2016
*By:	/s/ THEO CIUPITU Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, Missouri on the 21st day of April, 2016.

JACK COOPER SPECIALIZED TRANSPORT, INC.
By:	/s/ MICHAEL S. TESTMAN Michael S. Testman Chief Financial Officer

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, Missouri, on the 21st day of April, 2016.

SIGNATURE		TITLE(S)	DATE

/s/ T. MICHAEL RIGGS T. Michael Riggs		Chairman, Chief Executive Officer, Treasurer, Assistant Secretary and Director (principal executive officer)	April 21, 2016
/s/ MICHAEL S. TESTMAN Michael S. Testman		Chief Financial Officer, Assistant Secretary and Director (principal financial officer)	April 21, 2016
* Sarah Amico		Director	April 21, 2016
*By:	/s/ THEO CIUPITU Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, Missouri on the 21st day of April, 2016.

AXIS LOGISTIC SERVICES, INC. JACK COOPER CT SERVICES, INC. JACK COOPER RAIL AND SHUTTLE, INC.
By:	/s/ MICHAEL S. TESTMAN Michael S. Testman Chief Financial Officer

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, Missouri, on the 21st day of April, 2016.

SIGNATURE		TITLE(S)	DATE

/s/ T. MICHAEL RIGGS T. Michael Riggs		Chairman, Chief Executive Officer and Director (principal executive officer)	April 21, 2016
/s/ MICHAEL S. TESTMAN Michael S. Testman		Chief Financial Officer, Treasurer and Director (principal financial officer)	April 21, 2016
* Sarah Amico		Director	April 21, 2016
*By:	/s/ THEO CIUPITU Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, Missouri on the 21st day of April, 2016.

AUTO EXPORT SHIPPING, INC.
By:	/s/ MICHAEL S. TESTMAN Michael S. Testman Chief Financial Officer

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, Missouri, on the 21st day of April, 2016.

SIGNATURE		TITLE(S)	DATE

/s/ T. MICHAEL RIGGS T. Michael Riggs		Chairman, Chief Executive Officer, Secretary, Treasurer and Director (principal executive officer)	April 21, 2016
/s/ MICHAEL S. TESTMAN Michael S. Testman		Chief Financial Officer and Assistant Secretary (principal financial officer)	April 21, 2016
* Andrea Amico		Executive Vice President, Assistant Treasurer, Assistant Secretary and Director	April 21, 2016
* Sarah Amico		Director	April 21, 2016
* J.J. Schickel		Vice Chairman, Assistant Treasurer, Assistant Secretary and Director	April 21, 2016
*By:	/s/ THEO CIUPITU Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, Missouri on the 21st day of April, 2016.

JACK COOPER LOGISTICS, LLC
By:	/s/ MICHAEL S. TESTMAN Michael S. Testman Chief Financial Officer

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, Missouri, on the 21st day of April, 2016.

SIGNATURE		TITLE(S)	DATE

/s/ T. MICHAEL RIGGS T. Michael Riggs		Chairman, Chief Executive Officer, Secretary, Treasurer and Director (principal executive officer)	April 21, 2016
/s/ MICHAEL S. TESTMAN Michael S. Testman		Chief Financial Officer and Assistant Treasurer (principal financial officer)	April 21, 2016
* Andrea Amico		President, Assistant Treasurer, Assistant Secretary and Director	April 21, 2016
* Sarah Amico		Director	April 21, 2016
* J.J. Schickel		Vice Chairman, Assistant Treasurer, Assistant Secretary and Director	April 21, 2016
*By:	/s/ THEO CIUPITU Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, Missouri on the 21st day of April, 2016.

CARPILOT, INC.
By:	/s/ MICHAEL S. TESTMAN Michael S. Testman Chief Financial Officer

POWER OF ATTORNEY

        Know all men by these presents, that the undersigned directors and officers of the registrant, which is filing a registration statement on Form S-4 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Theo A. Ciupitu, Michael S. Testman and T. Michael Riggs, and each of them, the individual's true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, Missouri, on the 21st day of April, 2016.

SIGNATURE	TITLE(S)	DATE

/s/ T. MICHAEL RIGGS T. Michael Riggs	Chief Executive Officer and Director (principal executive officer)	April 21, 2016
/s/ MICHAEL S. TESTMAN Michael S. Testman	Chief Financial Officer and Director (principal financial officer)	April 21, 2016
/s/ SARAH AMICO Sarah Amico	Executive Chairperson and Director	April 21, 2016

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TABLE OF ADDITIONAL REGISTRANTS
EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 20. Indemnification of Directors and Officers.
  Item 21. Exhibits and Financial Statement Schedules.
  Item 22. Undertakings.
SIGNATURES
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SIGNATURES
POWER OF ATTORNEY